Exhibit 31.3
CERTIFICATIONS
I, Scott A. Wolstein, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Developers Diversified Realty Corporation (“DDR”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Not applicable];

4.	[Not applicable]; and

5.	[Not applicable];

March 10, 2006
Date

/s/ Scott A. Wolstein
Signature

Chief Executive Officer and Chairman of the Board
Title

23